                                                                     EXHIBIT 2.2


                                                                       EXECUTION

                            SHARE EXCHANGE AGREEMENT

     This Share Exchange Agreement (the "Agreement"), dated as of October 24, 2003, is entered into by and among AAC Investors, Inc., a Virginia corporation ("AAC Investors"), AAC Quad-C Investors LLC, a Virginia limited liability company (the "AAC Investors Shareholder"), RBR Holding Corp., a Nevada corporation (the "RBR Holding"), the undersigned shareholders of RBR Holding (the "RBR Shareholders"), and Asset Acceptance Capital Corp., a Delaware corporation ("Asset Acceptance"). The AAC Investors, the AAC Investors Shareholder, RBR Holding, the RBR Shareholders, and Asset Acceptance are referred to from time to time in this Agreement individually as a "Party" and together as the "Parties."

                                    AGREEMENT

     A. AAC Investors owns 60% of the membership interests of Asset Acceptance Holdings LLC, a Delaware limited liability company ("Holdings LLC"). RBR Holding owns 40% of the membership interests of Holdings LLC.

     B. The AAC Investors Shareholder owns all of the issued and outstanding shares of the capital stock of AAC Investors as listed on Exhibit A (the "AAC Investors Shares"). The RBR Shareholders collectively own all of the issued and outstanding shares of the capital stock of RBR Holding and individually own the shares listed opposite their names on Exhibit B (the "RBR Holding Shares").

     C. AAC Investors and RBR Holding have determined to reorganize the ownership of Holdings LLC in order to facilitate an initial public offering.

     D. To effect the reorganization, the AAC Investors Shareholder and the RBR Shareholders have agreed to contribute all of their shares of the capital stock of AAC Investors and RBR Holding, respectively, to Asset Acceptance in exchange for shares of the common stock of Asset Acceptance.

     Now, therefore, the Parties have agreed as follows.

                                   AGREEMENT

                                   ARTICLE I
                                  THE EXCHANGE

     1.1 THE EXCHANGE.

         (a) Subject to the terms and conditions set forth in this Agreement, the AAC Investors Shareholder and each RBR Shareholder (individually, a "Shareholder" and collectively the "Shareholders") agree to assign and transfer, effective as of the Closing Date (as defined below), to Asset Acceptance all of such Shareholder's AAC Investors Shares or RBR Holding Shares, as applicable (with respect to each Shareholder, the "Shareholder's Shares"). In exchange for the Shareholders' Shares, Asset Acceptance shall issue to each Shareholder the number of shares of the common stock of Asset Acceptance determined in accordance with the procedure set forth on Exhibit C (the "Shareholder's Asset Acceptance Shares").

         (b) The Board of Directors of Asset Acceptance shall be responsible for making the final calculation of the number of Shareholder's Asset Acceptance Share to be issued to each Shareholder pursuant to the terms of this Agreement.

         (c) The transactions contemplated by this Agreement are referred to in this Agreement as the "Exchange."

     1.2 CLOSING.

         (a) The obligations of the Parties to consummate the Exchange are conditioned on the Securities and Exchange Commission (the "SEC") declaring effective a registration statement on Form S-1 filed by Asset Acceptance after the date of this Agreement regarding the initial public offering (the "IPO") of shares of Asset Acceptance's common stock (the "Registration Statement"). No Party shall have an obligation to consummate the Exchange unless the SEC declares the Registration Statement effective.

         (b) The closing of the Exchange (the "Closing") shall take place on the date the SEC declares the Registration Statement effective. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date" and the Closing shall be deemed to be effective immediately prior to the SEC declaring the Registration Statement effective.

         (c) On the Closing Date:

             (i) each Shareholder shall deliver to Asset Acceptance the original stock certificate(s) listed opposite such shareholder's name on Exhibit A or B, as applicable, representing all such Shareholder's Shares (the "Certificates"), with each Certificate accompanied by an Assignment Separate from Certificate in the form attached as Exhibit D (the "Assignment") duly endorsed by the Shareholder; and

             (ii) Asset Acceptance shall deliver to each Shareholder an original stock certificate representing the Shareholder's Asset Acceptance Shares.

                                   ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF THE AAC INVESTORS SHAREHOLDER

     The AAC Investors Shareholder represents and warrants to the other Parties that the following are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

     2.1 THE SHAREHOLDER'S SHARES.

         (a) The Shareholder has good and marketable title to the Shareholder's Shares and is the sole beneficial and record owner of such shares, free and clear of any and all liens, claims, charges, encumbrances, forfeitures, covenants, conditions, pledges, penalties, buy-sell agreements, rights of first refusal, equities or claims or rights of others whatsoever ("Liens").

         (b) The Shareholder's Shares constitute all of the shares of the capital stock of AAC Investors owned, directly or indirectly, by the Shareholder. Other than the Shareholder's Shares, the Shareholder does not, directly or indirectly own or control (i) any shares of the capital stock, or any other security, of AAC Investors, (ii) any security convertible into, or exchangeable for, or other rights to acquire, such shares or other security, or
(iii) have any phantom stock rights or other equity-based rights related to AAC Investors.

         (c) Except as set forth in this Agreement, the Shareholder is not entitled under any circumstances to any dividends, distributions or any other payment from AAC Investors after the Closing Date, except for the repayment of notes outstanding plus accrued and unpaid interest to the Shareholder which will occur upon the closing of the IPO.

     2.2 EXISTENCE AND GOOD STANDING. The Shareholder is a limited liability company duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia.

     2.3 AUTHORITY; ENFORCEABILITY. The Shareholder has full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. All company, manager, member or other proceedings required to be taken by or on the Shareholder's behalf to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.4 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with the terms of this Agreement do not and will not:

         (a) conflict with or result in any breach of any provision of the Shareholder's Articles of Organization or Operating Agreement or other similar governing documents or the terms of any agreement or other instrument to which the Shareholder is a party;

         (b) conflict with, result in a breach of any provision of, constitute (with or without due notice or lapse of time or both) a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which the Shareholder is a party;

         (c) violate or conflict with any law, ordinance, code, rule, regulation, decree, order or ruling of any court or governmental authority, to which the Shareholder is subject; or

         (d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority or any other person or entity.

     2.5 KNOWLEDGE AND EXPERIENCE; INVESTMENT INTENT.

         (a) The Shareholder is an "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act of 1933 (the "Securities Act")).

         (b) The Shareholder has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement. The Shareholder and its advisors have been afforded the opportunity to ask questions of Asset Acceptance's executive officers and have been given the opportunity to obtain any additional information they requested in connection with the transactions contemplated by this Agreement.

         (c) The Shareholder represents that it is acquiring the Shareholder's Asset Acceptance Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such shares or any part thereof except pursuant to a registration or an available exemption under applicable law. The Shareholder acknowledges that the Shareholder's Asset Acceptance Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

         (d) The Shareholder acknowledges that it is able to bear the economic risk of its acquisition of the Shareholder's Asset Acceptance Shares for an indefinite period of time because such shares are being issued under exemptions from registration provided in the Securities Act and under applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or applicable state securities laws or an exemption from such registrations is available.

     2.6 CAPITALIZATION OF AAC INVESTORS.

         (a) AAC Investors has an authorized capitalization consisting of 20,000,000 shares of common stock, no par value, of which 10,000,000 shares are issued and outstanding.

         (b) Except for the AAC Investors Shares, AAC Investors has not (i) issued to any person or entity any shares of the capital stock of AAC Investors, or any other security, or any right to acquire any such shares or other securities, or (ii) entered into any agreement regarding the issuance of any such shares or other securities.

     2.7 BALANCE SHEET OF AAC INVESTORS.

         (a) Attached to this Agreement as Schedule 2.6 is the balance sheet of AAC Investors dated as of June 30, 2003 (the "AAC Investors Balance Sheet"). The AAC Investors Balance Sheet (i) presents fairly the financial position of AAC Investors as of the date of such balance sheet, and (ii) was prepared in accordance with generally accepted accounting principles, except as noted therein.

         (b) AAC Investors does not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due), which are required to be set forth or provided for in the AAC Investors Balance Sheet but which are not so set forth or provided for.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF THE RBR SHAREHOLDERS

     Each RBR Shareholder, severally and not jointly, represents and warrants to the other Parties that the following are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

     3.1 THE SHAREHOLDER'S SHARES.

         (a) The Shareholder has good and marketable title to the Shareholder's Shares and is the sole beneficial and record owner of such shares, free and clear of any and all Liens.

         (b) The Shareholder's Shares constitute all of the shares of the capital stock of RBR Holding owned, directly or indirectly, by the Shareholder. Other than the Shareholder's Shares, the Shareholder does not, directly or indirectly own or control (i) any shares of the capital stock, or any other security, of RBR Holding, (ii) any security convertible into, or exchangeable for, or other rights to acquire, such shares or other security, or (iii) have any phantom stock rights or other equity-based rights related to RBR Holding.

         (c) Except as set forth in this Agreement, the Shareholder is not entitled under any circumstances to any dividends, distributions or any other payment from RBR Holding after the Closing Date.

     3.2 AUTHORITY; ENFORCEABILITY. The Shareholder has full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. All corporate proceedings required to be taken by or on the Shareholder's behalf to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 NO CONFLICTS. The execution and delivery of this Agreement by the Shareholder, the consummation of the transactions contemplated by this Agreement by the Shareholder, and the compliance with the terms of this Agreement by the Shareholder do not and will not:

         (a) conflict with or result in any breach of any provision of the Shareholder's governing documents, if applicable, or the terms of any agreement or other instrument to which the Shareholder is a party;

         (b) conflict with, result in a breach of any provision of, constitute (with or without due notice or lapse of time or both) a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which the Shareholder is a party;

         (c) violate or conflict with any law, ordinance, code, rule, regulation, decree, order or ruling of any court or governmental authority, to which the Shareholder is subject; or

         (d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority or any other person or entity.

     3.4 KNOWLEDGE AND EXPERIENCE; INVESTMENT INTENT.

         (a) The Shareholder is an "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act).

         (b) The Shareholder has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement. The Shareholder and its advisors have been afforded the opportunity to ask questions of Asset Acceptance's executive officers and have been given the opportunity to obtain any additional information they requested in connection with the transactions contemplated by this Agreement.

         (c) The Shareholder represents that it is acquiring the Shareholder's Asset Acceptance Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such shares or any part thereof except pursuant to a registration or an available exemption under applicable law. The Shareholder acknowledges that the Shareholder's Asset Acceptance Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

         (d) The Shareholder acknowledges that it is able to bear the economic risk of its acquisition of the Shareholder's Asset Acceptance Shares for an indefinite period of time because such shares are being issued under exemptions from registration provided in the Securities Act and under applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or applicable state securities laws or an exemption from such registrations is available.

     3.5 CAPITALIZATION OF RBR HOLDING.

         (a) RBR Holding has an authorized capitalization consisting of (i) 10,000 shares of Class A Voting Common Stock, no par value, of which 1,000 shares are issued and outstanding, and (ii) 90,000 shares of Class B Non-Voting Common Stock, no par value, of which 9,526.316 shares are issued and outstanding.

         (b) Except for the RBR Holding Shares, RBR Holding has not (i) issued to any person or entity any shares of the capital stock of RBR Holding, or any other security, or any right to acquire any such shares or other securities, or (ii) entered into any agreement regarding the issuance of any such shares or other securities.

     3.6 BALANCE SHEET OF RBR HOLDING.

         (a) Attached to this Agreement as Schedule 3.6 is the balance sheet of RBR Holding dated as of June 30, 2003 (the "RBR Holding Balance Sheet"). The RBR Holding Balance Sheet (i) presents fairly the financial position of RBR Holding as of the date of such balance sheet, and (ii) was prepared in accordance with generally accepted accounting principles, except as noted therein.

         (b) RBR Holding does not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due), which are required to be set forth or provided for in the RBR Holding Balance Sheet but which are not so set forth or provided for.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF AAC INVESTORS

     AAC Investors represents and warrants to the other Parties that the following are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

     4.1 EXISTENCE AND GOOD STANDING. AAC Investors is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia.

     4.2 AUTHORITY; ENFORCEABILITY. AAC Investors has full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. All corporate, shareholder, or other proceedings required to be taken by or on AAC Investors' behalf to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. This Agreement has been duly and validly executed and delivered by AAC Investors and constitutes a valid and binding agreement of AAC Investors enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with the terms of this Agreement do not and will not:

         (a) conflict with or result in any breach of any provision of AAC Investors' Articles of Incorporation or Bylaws or other similar governing documents or the terms of any agreement or other instrument to which AAC Investors is a party;

         (b) conflict with, result in a breach of any provision of, constitute (with or without due notice or lapse of time or both) a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which AAC Investors is a party;

         (c) violate or conflict with any law, ordinance, code, rule, regulation, decree, order or ruling of any court or governmental authority, to which AAC Investors is subject; or

         (d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority or any other person or entity.

     4.4 CAPITALIZATION OF AAC INVESTORS.

         (a) AAC Investors has an authorized capitalization consisting of 20,000,000 shares of common stock, no par value, of which 10,000,000 shares are issued and outstanding.

         (b) Except for the AAC Investors' Shares, AAC Investors has not (i) issued to any person or entity any shares of the capital stock of AAC Investors, or any other security, or any right to acquire any such shares or other securities, or (ii) entered into any agreement regarding the issuance of any such shares or other securities.

     4.5 BALANCE SHEET OF AAC INVESTORS.

         (a) The AAC Investors Balance Sheet (i) presents fairly the financial position of AAC Investors as of the date of such balance sheet, and (ii) was prepared in accordance with generally accepted accounting principles, except as noted therein.

         (b) AAC Investors does not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due), which are required to be set forth or provided for in the AAC Investors Balance Sheet but which are not so set forth or provided for.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF RBR HOLDING

         RBR Holding represents and warrants to the other Parties that the following are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

         5.1 EXISTENCE AND GOOD STANDING. RBR Holding is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

         5.2 AUTHORITY; ENFORCEABILITY. RBR Holding has full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. All corporate, shareholder, or other proceedings required to be taken by or on RBR Holding's behalf to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. This Agreement has been duly and validly executed and delivered by RBR Holding and constitutes a valid and binding agreement of RBR Holding enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with the terms of this Agreement do not and will not:

         (a) conflict with or result in any breach of any provision of RBR Holding's Articles of Incorporation or Bylaws or other similar governing documents or the terms of any agreement or other instrument to which RBR Holding is a party;

         (b) conflict with, result in a breach of any provision of, constitute (with or without due notice or lapse of time or both) a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which RBR Holding is a party;

         (c) violate or conflict with any law, ordinance, code, rule, regulation, decree, order or ruling of any court or governmental authority, to which RBR Holding is subject; or

         (d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority or any other person or entity.

     5.4 CAPITALIZATION OF RBR HOLDING.

         (a) RBR Holding has an authorized capitalization consisting of (i) 10,000 shares of Class A Voting Common Stock, no par value, of which 1,000 shares are issued and outstanding, and (ii) 90,000 shares of Class B Non-Voting Common Stock, no par value, of which 9,526.316 shares are issued and outstanding.

         (b) Except for the RBR Holding Shares, RBR Holding has not (i) issued to any person or entity any shares of the capital stock of RBR Holding, or any other security, or any right to acquire any such shares or other securities, or
(ii) entered into any agreement regarding the issuance of any such shares or other securities.

     5.5 BALANCE SHEET OF RBR HOLDING.

         (a) The RBR Holding Balance Sheet (i) presents fairly the financial position of RBR Holding as of the date of such balance sheet, and (ii) was prepared in accordance with generally accepted accounting principles, except as noted therein.

         (b) RBR Holding does not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due), which are required to be set forth or provided for in the RBR Holding Balance Sheet but which are not so set forth or provided for.

                                   ARTICLE VI
               REPRESENTATIONS AND WARRANTIES OF ASSET ACCEPTANCE

     Asset Acceptance represents and warrants to the other Parties that the following are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

     6.1 EXISTENCE AND GOOD STANDING. Asset Acceptance is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     6.2 AUTHORITY; ENFORCEABILITY. Asset Acceptance has full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. All corporate, shareholder, or other proceedings required to be taken by or on Asset Acceptance's behalf to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. This Agreement has been duly and validly executed and delivered by Asset Acceptance and constitutes a valid and binding agreement of Asset Acceptance enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     6.3 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with the terms of this Agreement do not and will not:

         (a) conflict with or result in any breach of any provision of Asset Acceptance's Certificate of Incorporation or Bylaws or other similar governing documents or the terms of any agreement or other instrument to which Asset Acceptance is a party;

         (b) conflict with, result in a breach of any provision of, constitute (with or without due notice or lapse of time or both) a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which Asset Acceptance is a party;

         (c) violate or conflict with any law, ordinance, code, rule, regulation, decree, order or ruling of any court or governmental authority, to which Asset Acceptance is subject; or

         (d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority or any other person or entity.

     6.4 THE ASSET ACCEPTANCE SHARES. The Asset Acceptance Shares, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any and all Liens.

                                  ARTICLE VII
                            COVENANTS OF THE PARTIES

     7.1 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each Party, at the request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties.

     8.2 MODIFICATION OR AMENDMENT. The Parties may modify or amend this Agreement only by a written agreement executed and delivered by all of the Parties.

     8.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, including by fax or scanned copy, each such counterpart shall constitute an original instrument, and all such counterparts shall together constitute the same agreement.

     8.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts of law principles.

     8.5 NOTICES. Any notice, request, instruction or other document to be given under this Agreement by any Party to the other Parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by recognized overnight courier, or by fax (with a confirming copy sent by overnight courier) to the address the Party has given to Asset Acceptance.

     8.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior and contemporaneous agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter of this Agreement.

     8.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each Party and its respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     8.8 PARTIAL INVALIDITY. Insofar as possible, each provision of this Agreement shall be interpreted so as to render it valid and enforceable under applicable law and severable from the remainder of this Agreement. A finding that any provision is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision or the validity or enforceability of such provision under the laws of any other jurisdiction.

     8.9 ASSIGNMENT. No Party may assign this Agreement nor any of its rights, interests, or obligations under this Agreement without the prior written consent of all of the other Parties.





                      * * * * * * * * * * * * * * * * * * *

     The Parties executed this Share Exchange Agreement as of the date first-above written.

                                ASSET ACCEPTANCE CAPITAL CORP.


                                /s/ Nathaniel F. Bradley IV
                                ------------------------------
                                Nathaniel F. Bradley IV, Chief Executive Officer


                                AAC INVESTORS, INC.


                                /s/ Thad M. Jones
                                ------------------------------
                                Thad M. Jones, Vice President and Secretary



                                AAC QUAD-C INVESTORS LLC


                                /s/ Thad M. Jones
                                ------------------------------
                                Thad M. Jones, Vice President and Secretary

                                RBR HOLDING CORP.

                                /s/ Nathaniel F. Bradley IV
                                ------------------------------
                                Nathaniel F. Bradley IV, President




                  [Signature Page to Share Exchange Agreement]

                              NATHANIEL F. BRADLEY IV REVOCABLE LIVING TRUST, AS AMENDED


                              /s/ Nathaniel F. Bradley IV
                              ------------------------------
                              Nathaniel F. Bradley IV, Trustee


                              RUFUS H. REITZEL, JR., REVOCABLE LIVING TRUST, AS AMENDED


                              /s/ Rufus H. Reitzel, Jr.
                              ------------------------------
                              Rufus H. Reitzel, Jr., Trustee


                              MARK A. REDMAN REVOCABLE LIVING TRUST, DATED
                              OCTOBER 22, 2001


                              /s/ Mark A. Redman
                              ------------------------------
                              Mark A. Redman, Trustee


                              HEATHER REITZEL REVOCABLE LIVING TRUST, AS AMENDED


                              /s/ Heather Reitzel
                              ------------------------------
                              Heather Reitzel, Trustee

                              NATHANIEL F. BRADLEY V IRREVOCABLE TRUST 2003


                              /s/ Nathaniel F. Bradley IV
                              ------------------------------
                              Nathaniel F. Bradley IV, Co-Trustee


                              /s/ Lisa R. Bradley
                              ------------------------------
                              Lisa R. Bradley, Co-Trustee



                  [Signature Page to Share Exchange Agreement]

                                QUINN S. BRADLEY IRREVOCABLE TRUST 2003


                                /s/ Nathaniel F. Bradley IV
                                ------------------------------
                                Nathaniel F. Bradley IV, Co-Trustee


                                /s/ Lisa R. Bradley
                                ------------------------------
                                Lisa R. Bradley, Co-Trustee


                                BRADLEY IRREVOCABLE TRUST 2003


                                /s/ Lisa R. Bradley
                                ------------------------------
                                Lisa R. Bradley, Trustee


                                THE LISA R. BRADLEY TRUST - 1999


                                /s/ Rufus H. Reitzel, Jr.
                                ------------------------------
                                Rufus H. Reitzel, Jr., Co-Trustee


                                /s/ Heather Reitzel
                                ------------------------------
                                Heather Reitzel, Co-Trustee


                                THE JAMES R. REITZEL TRUST - 1999


                                /s/ Rufus H. Reitzel, Jr.
                                ------------------------------
                                Rufus H. Reitzel, Jr., Co-Trustee


                                /s/ Heather Reitzel
                                ------------------------------
                                Heather Reitzel, Co-Trustee



                  [Signature Page to Share Exchange Agreement]

                                THE STACY REITZEL JAMES TRUST - 1999


                                /s/ Rufus H. Reitzel, Jr.
                                ------------------------------
                                Rufus H. Reitzel, Jr., Co-Trustee


                                /s/ Heather Reitzel
                                ------------------------------
                                Heather Reitzel, Co-Trustee


                                THE TRACEY MERLE REITZEL TRUST - 1999


                                /s/ Rufus H. Reitzel, Jr.
                                ------------------------------
                                Rufus H. Reitzel, Jr., Co-Trustee


                                /s/ Heather Reitzel
                                ------------------------------
                                Heather Reitzel, Co-Trustee


                                THE HEATHER REITZEL IRREVOCABLE TRUST - 2003


                                /s/ Rufus H. Reitzel, Jr.
                                ------------------------------
                                Rufus H. Reitzel, Jr., Co-Trustee


                                /s/ Heather Reitzel
                                ------------------------------
                                Heather Reitzel, Co-Trustee



                  [Signature Page to Share Exchange Agreement]

                                  SCHEDULE 2.6

                           AAC INVESTORS BALANCE SHEET

See attached.

                                  SCHEDULE 3.6

                                RBR BALANCE SHEET

See attached.

                                    EXHIBIT A

                              AAC INVESTORS, INC.






Name of Shareholder          Class     No. of Shares  % of Class     Certif. No.
-------------------          -----     -------------  ----------     -----------
AAC Quad-C Investors LLC     Common    10,000,000       100.0%




                                    EXHIBIT B

                                RBR HOLDING CORP.

CURRENT HOLDINGS





                                              CLASS A VOTING

Name of Shareholder                           Class           No. of Shares   % of Class    Certif. No.
-------------------                           -----           -------------   ----------    -----------
Nathaniel F. Bradley IV Revocable Living      Class A Voting            400       40.00         2A
Trust, as amended

Rufus H. Reitzel, Jr. Revocable Living        Class A Voting            600       60.00         7A
Trust, as amended
                   TOTAL                      CLASS A VOTING          1,000      100.00%
                                                                      =====      ======

                               CLASS B NON-VOTING






Name of Shareholder                                              Class                  No. of Shares   % of Class   Certif.
-------------------                                              -----                  -------------   ----------   -------
                                                                                                                        No.
                                                                                                                     -------
Mark A. Redman Revocable Living Trust, dated October 22, 2001    Class B Non-Voting          526.316       5.525         13B
Rufus H. Reitzel, Jr. Revocable Living Trust, as amended         Class B Non-Voting        2,280.000      23.934         14B
Heather Reitzel Revocable Living Trust, as amended               Class B Non-Voting        2,280.000      23.934         15B
Nathaniel F. Bradley V Irrevocable Trust 2003                    Class B Non-Voting          536.000       5.626         18B
Quinn S. Bradley Irrevocable Trust 2003                          Class B Non-Voting          536.000       5.626         19B
Bradley Irrevocable Trust 2003                                   Class B Non-Voting          162.000       1.700         16B
Nathaniel F. Bradley IV Revocable Living Trust, as amended       Class B Non-Voting        2,366.000      24.836         17B
The Lisa R. Bradley Trust - 1999                                 Class B Non-Voting          168.000       1.763
The James R. Reitzel Trust - 1999                                Class B Non-Voting          168.000       1.763
The Stacy Reitzel James Trust - 1999                             Class B Non-Voting          168.000       1.763
The Tracey Merle Reitzel Trust - 1999                            Class B Non-Voting          168.000       1.763
The Heather Reitzel Irrevocable Trust - 2003                     Class B Non-Voting          168.000       1.763
                TOTAL                                            CLASS B NON-VOTING        9,526.316     100.000%*
                                                                                           =========     =========







* Subject to correction for rounding.

                                    EXHIBIT C

                              EXCHANGE CALCULATION



Before the Closing Date, the Board of Directors of Asset Acceptance will determine the aggregate number of shares of Asset Acceptance common stock to be issued and outstanding prior to (a) the issuance of shares pursuant to the Registration Statement, and (b) the issuance of shares pursuant to the Asset Acceptance Holdings LLC Year 2002 Share Appreciation Rights Plan (the "Total Number of Shares"). The valuation of Asset Acceptance common stock before the Closing Date will be equal to the price per common share given by the underwriters in connection with the Registration Statement multiplied by the Total Number of Shares (the "Asset Acceptance Valuation").

The number of Asset Acceptance Shares which the Shareholders will receive in exchange for the Shareholders' Shares will be determined as follows.

AAC INVESTORS SHAREHOLDER

The AAC Investors Shareholder will receive the number of shares of Asset Acceptance common stock equal to the product of (a) the Total Number of Shares, multiplied by (b) the fraction calculated as follows.

         The numerator of the fraction is an amount equal to:

                  (a) the product of (i) 0.60, multiplied by (ii) the sum of (A) the Asset Acceptance Valuation, plus (B) the outstanding principal amount of AAC Investors debt and all accrued but unpaid interest on such debt as of the Closing Date, minus

                  (b) the outstanding principal amount of AAC Investors debt and all accrued but unpaid interest on such debt as of the Closing Date.

         The denominator of the fraction is the Asset Acceptance Valuation.

THE RBR SHAREHOLDERS

The RBR Shareholders collectively will receive the number of shares of Asset Acceptance common stock equal to the product of (a) the Total Number of Shares, multiplied by (b) the fraction calculated as follows.

         The numerator of the fraction is an amount equal to the product of (i) 0.40, multiplied by (ii) the sum of (A) the Asset Acceptance Valuation, plus (B) the outstanding principal amount of AAC Investors debt and all accrued but unpaid interest on such debt as of the Closing Date.

         The denominator of the fraction is the Asset Acceptance Valuation.

The individual RBR Shareholders will receive a portion of the aggregate number of Asset Acceptance shares received by the RBR Shareholders as a group in the percentage listed opposite their names below.



Name of RBR Shareholder                           % of Total Rec'd By
-----------------------                             RBR Shareholders
                                                  -------------------
Nathaniel F. Bradley, IV Revocable Living             26.277
Trust, as amended
Rufus H. Reitzel, Jr. Revocable Living Trust,         27.360
as amended
Mark A. Redman Revocable Living Trust, dated           5.000
October 22, 2001
Heather Reitzel Revocable Living Trust, as            21.660
amended
Nathaniel F. Bradley V Irrevocable Trust 2003          5.092
Quinn S. Bradley Irrevocable Trust 2003                5.092
Bradley Irrevocable Trust 2003                         1.539
The Lisa R. Bradley Trust - 1999                       1.596
The James R. Reitzel Trust - 1999                      1.596
The Stacy Reitzel James Trust - 1999                   1.596
The Tracey Merle Reitzel Trust - 1999                  1.596
The Heather Reitzel Irrevocable Trust - 2003           1.596
                TOTAL                                100.000%


EXAMPLE

Assuming the Asset Acceptance Valuation is $350.0 million and assuming that the AAC Investors debt and accrued interest on the Closing Date is $38.5 million, then the AAC Investors Shareholder and the RBR Shareholders will receive the following percentage of the Total Number of Shares.

The AAC Investors Shareholder.

      Percentage =      [(0.60)($350.0 million + $38.5 million)] - $38.5 million
                        --------------------------------------------------------
                                 $350.0 million

      Percentage =      [(0.60)($388.5 million)] - $38.5 million
                        ----------------------------------------
                                 $350.0 million

      Percentage =      $233.1 million - $38.5 million
                        ------------------------------
                                 $350.0 million

      Percentage =      $194.6 million
                        --------------
                        $350.0 million

      Percentage =      0.556

      Therefore, the AAC Investors Shareholder would receive 55.6% of the Total Number of Shares.


The RBR Shareholders.

      Percentage =      [(0.40)($350.0 million + $38.5 million)]
                        ----------------------------------------
                                 $350.0 million

      Percentage =      [(0.40)($388.5 million)]
                        ------------------------
                                 $350.0 million

      Percentage =      $155.4 million
                        --------------
                        $350.0 million

      Percentage =      0.444

      Therefore, the RBR Shareholders collectively would receive 44.4% of the Total Number of Shares.

Assuming for purposes of this example that the Total Number of Shares is 20,000,000, the Shareholders would receive the following number of Asset Acceptance Shares.



Name of Shareholder                               Total Number of Shares   % of Total Number of Shares
-------------------                               ----------------------   ---------------------------
AAC Quad-C Investors LLC                                    11,120,000               55.600%
Nathaniel F. Bradley IV Revocable Living Trust,              2,333,400               11.667%
as amended
Rufus H. Reitzel, Jr. Revocable Living Trust,                2,429,600               12.148%
as amended
Mark A. Redman Revocable Living Trust, dated                   440,000                2.220%
October 22, 2001
Heather Reitzel Revocable Living Trust, as                   1,923,400                9.617%
amended
Nathaniel F. Bradley V Irrevocable Trust 2003                  452,200                2.261%
Quinn S. Bradley Irrevocable Trust 2003                        452,200                2.261%
Bradley Irrevocable Trust 2003                                 136,600                0.683%
The Lisa R. Bradley Trust - 1999                               141,800                0.709%
The James R. Reitzel Trust - 1999                              141,800                0.709%
The Stacy Reitzel James Trust - 1999                           141,800                0.709%
The Tracey Merle Reitzel Trust - 1999                          141,800                0.709%
The Heather Reitzel Irrevocable Trust - 2003                   141,800                0.709%

                TOTAL                                       20,000,000*             100.000%*




* Subject to correction for rounding.

                                    EXHIBIT D

                      ASSIGNMENT SEPARATE FROM CERTIFICATE



October ___, 2003


         The undersigned (the "Assignor") hereby fully and irrevocably grants, assigns, and transfers to Asset Acceptance Capital Corp., a Delaware corporation, and its successors and assigns (collectively, "the "Assignee"), the following property:

               All of the shares of [___________________] stock of [AAC Investors/RBR] (the "Company"), represented by Certificate No. ____, and standing in the Assignor's name in the books and records of the Company (the "Shares").

         The Assignor hereby irrevocably appoints _____________________________ to be the Assignor's true and lawful attorney-in-fact, with full power of substitution, to sell, transfer, hypothecate, liquidate or otherwise dispose of all or any portion of the Shares, from time to time, and, for that purpose, to make, sign, execute, and deliver any documents or perform any other act necessary for such sale, transfer, hypothecation, liquidation or other disposition. The Assignor acknowledges that this appointment is coupled with an interest and shall not be revocable for any reason.


                                             ASSIGNOR


                                             ---------------------------------
                                             Printed Name of Selling Shareholder


                                             By:      ________________________

                                             Name:    ________________________

                                             Title:   ________________________








                                      D-1